UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2019 (September 6, 2019)

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 475
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 985-9904
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule14a-12under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule13e-4(c)under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On September 6, 2019, a wholly owned subsidiary of Sunnova Energy International Inc., a Delaware corporation (the “Company”), entered into a credit agreement for a secured warehouse credit facility with an aggregate committed capital of $100,000,000 million as of the closing date and with a maximum facility amount of $150,000,000 (the “Credit Facility”). The Credit Facility is syndicated with various lenders and is a delayed draw revolving loan facility.

The Credit Facility is non-recourse to the Company and is secured by net cash flows from power purchase agreements and leases available to the borrower after distributions to tax equity investors and payment of certain operating, maintenance and other expenses. Sunnova Energy Corporation guarantees the performance of certain affiliates who manage the collateral related to the credit facility as well as certain indemnity and repurchase obligations.

The Credit Facility has an advance rate equal to roughly 60% of the value of the solar projects in the portfolio that have not yet begun construction, and 80% of the value of the solar projects that have reached substantial completion. The Company paid aggregate banking fees of roughly 0.35% of the aggregate facility amount, and the loans were issued without any original issue discount. The Credit Facility contains customary covenants including the requirement to provide lender reporting. The Credit Facility also contains certain provisions in the event of default which entitle lenders to take certain actions including acceleration of amounts due under such facility.

Borrowings under the Credit Facility are made in Class A loans and Class B loans. The loans bear interest at a rate per annum equal to Adjusted LIBOR (as defined in the credit agreement) or a Base Rate (as defined in the credit agreement) plus a margin of between 2.90% and 4.30%, which varies based on criteria including (i) whether the availability period has expired (which is expected to occur on May 20, 2022), (ii) whether a takeout transaction has occurred in the last 18 months and (ii) the ratio of Class A Loans to Class B Loans outstanding at such time.

The Credit Facility matures on November 21, 2022.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the full text of the credit agreement, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: September 12, 2019	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary